UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2013

HARBINGER GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with a financing transaction of Fidelity & Guaranty Life Holdings, Inc. (“FGLH”), a wholly-owned subsidiary of Harbinger Group Inc. (“HGI”), the following information was provided to prospective investors:

1. The following table shows the company action risk-based capital (“RBC”) level of Fidelity & Guaranty Life Insurance Company (“FGLIC”):

	FIDELITY & GUARANTY LIFE INSURANCE COMPANY (PREDECESSOR1)		FIDELITY & GUARANTY LIFE INSURANCE COMPANY (SUCCESSOR2)
	AS OF DECEMBER 31, 2010 (audited)	AS OF MARCH 31, 2011 (unaudited)	AS OF SEPTEMBER 30, 2011 (unaudited)	AS OF DECEMBER 31, 2011 (audited)	AS OF SEPTEMBER 30, 2012 (unaudited)	AS OF DECEMBER 31, 2012 (audited)
Company action level RBC ratio[3]	350%	367%	338%	371%	355%	406%

2. The following is FGLH’s reconciliation of consolidated EBITDA to the corresponding U.S. GAAP measure, net income (in millions):

	FIDELITY & GUARANTY LIFE HOLDINGS, INC.
	PERIOD FROM APRIL 6, 2011-	FISCAL YEAR ENDED	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30, 2011	SEPTEMBER 30, 2012	JANUARY 1, 2012	DECEMBER 30, 2012	DECEMBER 30, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$8.2	$286.0	$18.0	$106.0	$374.0
Increased (decreased) for:
Interest to expense on notes payable to affiliate	15.4	23.5	6.2	5.5	22.8
Income tax (benefit) expense	(41.7)	(145.7)	12.2	53.8	(104.1)
Depreciation expenses	1.6	2.8	0.7	0.9	3.0
Amortization of intangible assets	(11.1)	160.7	42.1	69.5	188.1
Restructuring charges and other non-ordinary expense	2.5	3.3	0.4	3.0	5.9
Net unrealized (gain) loss on certain derivative assets and FIA embedded derivative liability	56.0	(1.8)	8.4	7.5	(2.7)

Consolidated EBITDA[4]	$30.9	$328.8	$88.0	$246.2	$487.0

[1]	Predecessor. Refers to FGLIC during its ownership by its former parent company, OM Group (UK) Limited, which sold all of the outstanding stock in FGLIC to Harbinger F&G, LLC, a wholly-owned subsidiary of HGI, in a transaction that closed April 6, 2011.
[2]	Successor. Refers to FGLIC during its ownership by its current parent company, FGLH, which is a wholly-owned subsidiary of HGI.
[3]	Company Action Level RBC Ratio. Calculated by dividing total adjusted capital by company action level RBC, which is a measure of the capital resources that an insurer holds to protect customers against adverse developments. Under relevant state law, if an insurer’s company action level RBC ratio falls below 125% and has a negative trend, the insurer is required to file a plan with the regulator that, among other things, proposes corrective actions the insurer will take to address its capital situation. The RBC rules prescribe increasing levels of regulatory intervention as an insurer’s RBC ratio declines.
[4]	Consolidated EBITDA. Consolidated EBITDA is a non-U.S. GAAP measure used in a successor period only. FGLH presents Consolidated EBITDA as a supplemental measure of its performance and believes it assists investors and analysts in comparing its performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. FGLH defines Consolidated EBITDA as consolidated net income increased (decreased) by: (i) interest expense on notes payable to affiliate, (ii) income tax (benefit) expense, (iii) depreciation expenses, (iv) amortization of intangible assets, (v) restructuring charges and other non-ordinary expense and (vi) net unrealized (gain) loss on certain derivative assets and fixed indexed annuity embedded derivative liability. These adjustments are itemized below. The reader is encouraged to evaluate these adjustments and the reasons FGLH considers them appropriate for supplemental analysis. In evaluating Consolidated EBITDA, the reader should be aware that in the future FGLH may incur expenses that are the same as or similar to some of the adjustments in this presentation. FGLH’s presentation of Consolidated EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

3. In recent calendar years, FGLIC has had the dividend capacity and paid dividends as set forth in this table (in millions):

	2009[5]	2010[5]	2011[6]	2012[6]	2013[6]
FGLIC Ordinary Dividend Capacity	$67.2	$59.4	$90.2	$84.6	$90.0
FGLIC Ordinary Dividend Paid	—	$59.0	$40.0	$40.0	N/A

[5]	Presents FGLIC during its ownership by its former parent company, OM Group (UK) Limited, which sold all of the outstanding stock in FGLIC to Harbinger F&G, LLC, a wholly-owned subsidiary of HGI, in a transaction that closed April 6, 2011.
[6]	Presents FGLIC during its ownership by its current parent company, FGLH, which is a wholly-owned subsidiary of HGI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Thomas A. Williams
Name:	Thomas A. Williams
Title:	Executive Vice President & Chief Financial Officer

Dated: March 18, 2013